Exhibit 99.01

El Paso Electric

NEWS RELEASE

For Immediate Release	Contact:	Investor
Date: July 27, 2004	Media	Relations:
	Teresa Souza	Steve Busser
	915/543-5823	915/543-5983
Rachelle Williams
915/543-2257

El Paso Electric Announces Second Quarter Financial Results

El Paso Electric (NYSE: EE) today reported net income for the quarter ended June 30, 2004, of $7.8 million, or $0.16 basic and diluted income per share. Net income for the same period last year was $5.0 million, or $0.10 basic and diluted earnings per share.

The increase in earnings for the quarter ended June 30, 2004, when compared to the quarter ended June 30, 2003, resulted primarily from decreased non-Palo Verde maintenance expense, increased retail sales, and decreased Palo Verde operation and maintenance expenses. These increases in earnings were partially offset by the loss on extinguishment of debt and increased depreciation and amortization expenses.

“Continued efforts to contain our costs and robust sales contributed significantly to our results for the second quarter,” said Gary Hedrick, El Paso Electric President and CEO. “We will continue our cost-containment efforts as well as our deleveraging efforts which we believe contributed to Moody’s recently placing us on credit watch – positive.”

Year to Date

Net income for the six months ended June 30, 2004, was $10.8 million, or $0.23 and $0.22 basic and diluted earnings per share, respectively, compared to net income before the cumulative effect of accounting change of $7.1 million, or $0.15 basic and diluted earnings per share for the same period a year ago. Including the cumulative effect of accounting change of $39.6 million (net of related income taxes) recorded in the six months ended June 30, 2003, basic and diluted earnings per share were $0.95. The cumulative effect of accounting change resulted from EE’s adoption of SFAS No. 143 on January 1, 2003. The increase in earnings for the six months ended June 30, 2004, when compared to the same period a year ago prior to the application of SFAS No. 143, resulted primarily from decreased non-Palo Verde maintenance expense and increased retail sales. These increases in earnings were partially offset by the loss on extinguishment of debt, increased depreciation and amortization expense, and increased pension and benefits expenses.

El Paso Electric • P.O. Box 982 • El Paso, Texas 79960

Stock and Debt Repurchases

During the quarter, EE repurchased approximately 50,000 shares of common stock in the open market in accordance with the previously approved stock repurchase programs. Since the inception of the stock repurchase programs in 1999, EE has repurchased 15,050,000 shares in total at an aggregate cost of $171.8 million, including commissions. EE may continue making purchases of its stock at open market prices and may engage in private transactions, where appropriate.

EE has repurchased or retired $575.9 million of first mortgage bonds with internally generated cash since inception of its deleveraging program in 1996. During the second quarter of 2004, EE repurchased $11.1 million of first mortgage bonds. Common stock equity as a percentage of capitalization, including current portion of long-term debt and financing obligations, was 46% as of June 30, 2004.

EBITDA

The change in earnings before interest, income taxes, depreciation and amortization, and cumulative effect of accounting change (“EBITDA”) for the quarter and six months ended June 30, 2004, compared to the same periods in 2003, are as follows (in thousands):

	Quarter Ended	Six Months Ended
June 30, 2003	$41,255	$77,519
Changes in:
Decreased non-Palo Verde maintenance	3,896	9,556
Increased retail sales	2,333	6,590
Decreased Palo Verde expenses	1,224	669
Increased (decreased) economy margins and/or sales	358	(1,331)
Loss on extinguishment of debt	(1,731)	(3,838)
Increased pension and benefits expenses	(347)	(1,305)
Other	518	(1,089)

June 30, 2004	$47,506	$86,771

Management and some members of the investment community utilize EBITDA to measure financial performance on an ongoing basis. EBITDA is traditionally defined as earnings before interest, taxes, depreciation and amortization. As EBITDA is intended to be a measure of a firm’s operating cash flow, an adjustment was made to remove the effects of the cumulative effect of accounting change. This non-GAAP measure should be considered in addition to, not as a substitute for or superior to, net income, consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP.

Conference Call

A conference call to discuss second quarter 2004 earnings and earnings guidance is scheduled for 4 p.m. Eastern Time, Tuesday, July 27, 2004. The dial-in number is 888-843-6162 with a passcode of 2004. The conference leader will be Terry Bassham, Chief Financial and Administrative Officer of EE. A replay will run through August 10, 2004. The dial-in number is 888-568-0541, and a passcode is not required for the replay. The conference call will be webcast live on EE’s website found at http://www.epelectric.com and http://www.streetevents.com. A replay of the webcast will be available shortly after the call.

El Paso Electric • P.O. Box 982 • El Paso, Texas 79960

Safe Harbor

This news release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (i) increased prices for fuel and purchased power and the possibility that regulators may not permit EE to pass through all such increased costs to customers; (ii) determinations by regulators that may adversely affect EE’s ability to recover previously incurred fuel costs in rates; (iii) fluctuations in economy margins due to uncertainty in the economy power market; (iv) unanticipated increased costs associated with scheduled and unscheduled outages; (v) the cost of replacing steam generators for Palo Verde Units 1 and 3 and other costs at Palo Verde; (vi) the costs of legal defense and possible judgments which may accrue as the result of ongoing litigation arising out of the FERC investigation or any other regulatory proceeding; (vii) deregulation of the electric utility industry and (viii) other factors detailed by EE in its public filings with the Securities and Exchange Commission. EE’s filings are available from the Securities and Exchange Commission or may be obtained through EE’s website, www.epelectric.com. Any such forward-looking statement is qualified by reference to these risks and factors. EE cautions that these risks and factors are not exclusive. EE does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of EE except as required by law.

El Paso Electric • P.O. Box 982 • El Paso, Texas 79960

El Paso Electric Company’s consolidated results of operations for the quarter ended June 30, 2004 and 2003,

are summarized as follows (In thousands except for share data):

	Quarter Ended June 30,
	2004	2003
Operating revenues, net of energy expenses	$112,660	$110,742
Other operating expenses	86,203	91,447
Other income (deductions)	(2,078)	225
Interest charges	11,624	11,536
Income tax expense	4,982	2,989

Net income	$7,773	$4,995

Basic earnings per share	$0.16	$0.10

Weighted average number of shares outstanding	47,500,257	48,659,155

Diluted earnings per share	$0.16	$0.10

Weighted average number of shares and dilutive potential shares outstanding	47,966,465	49,037,673

	Quarter Ended June 30,
	2004	2003
Reconciliation of EBITDA to Cash Flow from Operations:
EBITDA	$47,506	$41,255
Interest expense	(11,624)	(11,536)
Income tax expense	(4,982)	(2,989)
Other non-cash expenses	6,209	5,984
Change in:
Deferred income taxes	2,422	(1,760)
Current assets	(29,642)	(10,490)
Current payables and accrued expenses	4,766	4,944
Other	2,873	2,199

Cash Flow from Operating Activities	$17,528	$27,607

El Paso Electric Company’s consolidated results of operations for the six months ended June 30, 2004 and and 2003, are summarized as follows (In thousands except for share data):

	Six Months Ended June 30,
	2004	2003
Operating revenues, net of energy expenses	$216,611	$213,101
Other operating expenses	171,214	178,272
Other income (deductions)	(4,812)	(407)
Interest charges	23,675	23,415
Income tax expense	6,150	3,896

Income before cumulative effect	10,760	7,111
Cumulative effect of accounting change, net (1)	—	39,635

Net income	$10,760	$46,746

Basic earnings per share:
Income before cumulative effect	$0.23	$0.15
Cumulative effect of accounting change, net	—	0.80

Net income	$0.23	$0.95

Weighted average number of shares outstanding	47,475,778	48,981,211

Diluted earnings per share:
Income before cumulative effect	$0.22	$0.15
Cumulative effect of accounting change, net	—	0.80

Net income	$0.22	$0.95

Weighted average number of shares and dilutive potential shares outstanding	47,933,383	49,327,186

	Six Months Ended June 30,
	2004	2003
Reconciliation of EBITDA to Cash Flow from Operations:
EBITDA	$86,771	$77,519
Interest expense	(23,675)	(23,415)
Income tax expense	(6,150)	(3,896)
Other non-cash expenses	12,649	12,399
Change in:
Deferred income taxes	(991)	(2,901)
Current assets	(16,760)	2,605
Current payables and accrued expenses	7,275	(1,408)
Other	8,492	4,258

Cash Flow from Operating Activities	$67,611	$65,161

(1)	Net of income tax expense of approximately $25.0 million.

El Paso Electric Company’s consolidated results of operations for the twelve months ended June 30, 2004 and 2003, and consolidated pro forma results of operations for the twelve months ended June 30, 2003, which reflect the application of SFAS No. 143 on a retroactive basis are summarized as follows (In thousands except for share data):

	Twelve Months Ended June 30,
	2004	2003	Pro forma 2003

Operating revenues, net of energy expenses	$446,913	$450,352	$450,352
Impairment loss on CIS project	17,576	—	—
FERC settlements	—	15,500	15,500
Other operating expenses	338,554	351,931	352,288
Other income (deductions)	(4,062)	(2,835)	(2,835)
Interest charges	46,783	52,467	48,339
Income tax expense	15,673	9,710	11,169

Income before cumulative effect	24,265	17,909	20,221
Cumulative effect of accounting change, net (1)	—	39,635	—

Net income	$24,265	$57,544	$20,221

Basic earnings per share:
Income before cumulative effect	$0.51	$0.36	$0.41
Cumulative effect of accounting change, net	—	0.81	—

Net income	$0.51	$1.17	$0.41

Weighted average number of shares outstanding	47,677,134	49,335,156	49,335,156

Diluted earnings per share:
Income before cumulative effect	$0.50	$0.36	$0.41
Cumulative effect of accounting change, net	—	0.80	—

Net income	$0.50	$1.16	$0.41

Weighted average number of shares and dilutive potential shares outstanding	48,123,497	49,727,209	49,727,209

	Twelve Months Ended June 30,
	2004	2003	Pro forma 2003

Reconciliation of EBITDA to Cash Flow from Operations:
EBITDA	$194,527 (2)	$167,756	$165,571
Interest expense	(46,783)	(52,467)	(48,339)
Income tax expense	(15,673)	(9,710)	(11,169)
Other non-cash expenses	24,368	27,231	25,288
Change in:
Deferred income taxes	12,159	(4,402)	(2,943)
Current assets	(22,200)	8,983	8,983
Current payables and accrued expenses	(16,213)	19,157	19,157
Other	7,279	7,657	7,657

Cash Flow from Operating Activities	$137,464	$164,205	$164,205

(1)	Net of income tax expense of approximately $25.0 million.
(2)	EBITDA is defined as net income before interest, income taxes, depreciation and amortization, impairment loss, and cumulative effect of accounting change.

Quarter Ended June 30, 2004 and 2003 (In thousands):

	2004	2003	Increase(Decrease)
kWh sales:
Retail:
Residential	468,486	447,248	4.7%
Commercial and industrial, small	556,515	535,141	4.0%
Commercial and industrial, large	315,445	301,785	4.5%
Sales to public authorities	323,768	315,943	2.5%

Total retail sales	1,664,214	1,600,117	4.0%

Wholesale:
Sales for resale	13,486	29,313	(54.0	)% (1)
Economy sales	431,354	417,896	3.2%

Total wholesale sales	444,840	447,209	(0.5)%

Total kWh sales	2,109,054	2,047,326	3.0%

Operating revenues:
Base revenues:
Retail:
Residential	$41,981	$40,437	3.8%
Commercial and industrial, small	43,346	42,418	2.2%
Commercial and industrial, large	11,013	11,023	(0.1)%
Sales to public authorities	19,045	19,174	(0.7)%

Total retail base revenues	115,385	113,052	2.1%
Wholesale:
Sales for resale	520	1,557	(66.6	)% (1)

Total base revenues	115,905	114,609	1.1%
Fuel revenues	45,070	30,470	47.9	% (2)
Economy sales	18,527	15,639	18.5	% (3)
Other	2,704	1,780	51.9	% (4) (5)

Total operating revenues	$182,206	$162,498	12.1%

Capital Expenditures	$14,354	$19,968
Cash Interest Payments	$12,311	$12,399
Depreciation and Amortization	$23,127	$21,735
EBITDA	$47,506	$41,255

(1)	Primarily due to a 2003 CFE wholesale power contract with no comparable contract in 2004.
(2)	Primarily due to an increase in recoverable fuel expenses, as a result of an increase in the price and volume of natural gas burned and an increase in purchased power costs.
(3)	Primarily due to higher prices in the economy market.
(4)	Represents revenues with no related kWh sales.
(5)	Primarily due to increased transmission revenues.

Six Months Ended June 30, 2004 and 2003 (In thousands):

	2004	2003	Increase (Decrease)
kWh sales:
Retail:
Residential	936,803	878,450	6.6%
Commercial and industrial, small	1,011,363	972,704	4.0%
Commercial and industrial, large	618,835	566,526	9.2%
Sales to public authorities	602,672	573,448	5.1%

Total retail sales	3,169,673	2,991,128	6.0%

Wholesale:
Sales for resale	22,753	39,206	(42.0	)% (1)
Economy sales	917,974	1,033,584	(11.2	)% (2)

Total wholesale sales	940,727	1,072,790	(12.3)%

Total kWh sales	4,110,400	4,063,918	1.1%

Operating revenues:
Base revenues:
Retail:
Residential	$82,152	$77,819	5.6%
Commercial and industrial, small	79,447	78,123	1.7%
Commercial and industrial, large	21,303	20,910	1.9%
Sales to public authorities	35,603	35,063	1.5%

Total retail base revenues	218,505	211,915	3.1%
Wholesale:
Sales for resale	912	1,947	(53.2	)% (1)

Total base revenues	219,417	213,862	2.6%

Fuel revenues	76,344	51,967	46.9	% (3)
Economy sales	37,491	40,670	(7.8	)% (2)
Other	4,806	3,485	37.9	% (4) (5)

Total operating revenues	$338,058	$309,984	9.1%

Capital Expenditures	$30,010	$32,735
Cash Interest Payments	$25,001	$26,659
Depreciation and Amortization	$46,186	$43,097
EBITDA	$86,771	$77,519

(1)	Primarily due to a 2003 CFE wholesale power contract with no comparable contract in 2004.
(2)	Primarily due to decreased available power as a result of outages at Palo Verde and increased retail sales.
(3)	Primarily due to an increase in recoverable fuel expenses, as a result of an increase in the volume and price of natural gas burned and an increase in purchased power costs.
(4)	Represents revenues with no related kWh sales.
(5)	Primarily due to increased transmission revenues.

Twelve Months Ended June 30, 2004 and 2003 (In thousands):

	2004	2003		Increase (Decrease)
kWh sales:
Retail:
Residential	1,990,524	1,878,726		6.0%
Commercial and industrial, small	2,135,519	2,063,254		3.5%
Commercial and industrial, large	1,249,374	1,158,565		7.8%
Sales to public authorities	1,253,573	1,203,875		4.1%

Total retail sales	6,628,990	6,304,420		5.1%

Wholesale:
Sales for resale	51,301	419,427		(87.8	)% (1)
Economy sales	1,805,272	1,904,830		(5.2)%

Total wholesale sales	1,856,573	2,324,257		(20.1)%

Total kWh sales	8,485,563	8,628,677		(1.7)%

Operating revenues:
Base revenues:
Retail:
Residential	$175,792	$166,970		5.3%
Commercial and industrial, small	166,758	163,456		2.0%
Commercial and industrial, large	43,687	43,304		0.9%
Sales to public authorities	73,676	71,577		2.9%

Total retail base revenues	459,913	445,307		3.3%
Wholesale:
Sales for resale	2,188	13,501		(83.8	)% (1)

Total base revenues	462,101	458,808		0.7%
Fuel revenues	147,138	134,022		9.8%
Economy sales	73,357	68,343		7.3%
Other	9,840	8,677		13.4	% (2) (3)

Total operating revenues	$692,436	$669,850		3.4%

Capital Expenditures	$74,355	$65,484
Cash Interest Payments	$49,938	$53,465
Depreciation and Amortization	$90,230	$87,670	(4)
EBITDA	$194,527	$167,756	(5)

(1)	Primarily due to the expiration of a wholesale power contract with TNP on December 31, 2002 and a 2003 CFE wholesale power contract with no comparable contract in 2004.
(2)	Primarily due to increased transmission revenues partially offset by decreased MiraSol revenues.
(3)	Represents revenues with no related kWh sales.
(4)	Pro forma depreciation and amortization would be $85,842 in 2003 assuming SFAS No. 143 had been applied on a retroactive basis.
(5)	Pro forma EBITDA would be $165,571 in 2003 assuming SFAS No. 143 had been applied on a retroactive basis.

At June 30, 2004 and 2003 (In thousands, except number of shares and book value per share):

	2004	2003
Cash and Temporary Investments	$26,928	$32,715

Common Stock Equity	$509,836	$490,445
Long-term Debt, Net of Current Portion	563,071	588,598
Financing Obligations, Net of Current Portion	—	23,116

Total Capitalization	$1,072,907	$1,102,159

Current Portion of Long-Term Debt and Financing Obligations	$42,003	$21,872

Number of Shares	47,590,751	48,179,546

Book Value Per Common Share	$10.71	$10.18

Number of retail customers	329	320